PENN SQUARE MUTUAL FUND

NOTICE OF ANNUAL MEETING

The Annual Meeting of the Shareholders of Penn Square Mutual Fund will be held at the Reading Public Museum, Reading, PA on Tuesday, May 21, 1996 at 10:30 A.M., E.D.S.T.:
(A) To elect Trustees of the Fund for the coming year.
(B) To extend the Investment Advisory Contract with Penn Square Manage-ment Corporation for the period June 1, 1996 to May 31, 1997.
(C) To extend the Distribution Contract with Penn Square Management Corporation for the period June 1, 1996 to May 31, 1997.
(D) To ratify the election of Ernst and Young as auditor.
(E) To transact such other business as may properly come before the meeting or any adjournment thereof.
Only shareholders of record at the close of business March 29, 1996 will be entitled to vote at the meeting.

                              By order of the Board of Trustees

                              Sandra J. Houck
                              Secretary
                              April 11, 1996
PROXY STATMENT

This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Trustees of Penn Square Mutual Fund herein called (the "Fund") to be used at the Annual Meeting of Share-holders to be held at the Reading Public Museum, Reading, PA, Tuesday, May 21, 1996 for the purpose set forth in the above notice. This proxy statement has been mailed on or about April 11, 1996. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by notifying the Fund in writing, and if you attend you may, of course, withdraw your proxy if you wish, and vote in person. On March 29, 1996, there were 25,002,794 outstanding shares of the Fund. Shareholders of record at the close of business March 29, 1996 will be entitled to one vote for each share held.

Proposal A - Election of Trustees
The following persons, all of whom are currently Trustees of the Fund, have been nominated by the disinterested Trustees (defined below) to stand for election as Trustees of the Fund until the 1997 Annual
Meeting.  All of the nominess have agreed to serve if elected.

                                                     Fund Shares Owned
                                                Trustee Beneficially
                                                  Since     on
Name and Position                                      March 29, 1996
James E.
Jordan*
Chairman and
Trustee
Age 52. President, Chief
Investment Officer and
Director of Penn Square
Management Corp. President of
The William Penn Company.
Trustee and Chairman of the
William Penn Interest Income
Fund and the Scottish Widows
International Fund.  Director,
Leucadia National Corp., and
Mezzanine Capital & Income
Trust PLC, a British
investment trust company.
1987
11738


Lee D. Arning
Trustee
Age 72.  Director and
Treasurer, The Lighthouse Inc.
Vice Chairman of Burdette
Tomlin Memorial Hospital, Cape
May, N.J.  Trustee of the
William Penn Interest Income
Fund and the Scottish Widows
International Fund.
1987
1845


Gail M. Harrity
Trustee
Age 45.  Deputy Director for
Finance and Administration of
the Solomon R. Guggenheim
Museum, since 1989.  Assistant
Treasurer of the Metropolitan
Museum of Art (1982 to 1989).
Trustee of the William Penn
Interest Income Fund and
Scottish Widows International
Fund.
1992
2033


Paul J. Lawler,
CFA
Vice Chairman
and Trustee
Age 47.  Vice President for
Finance of Rensselaer
Polytechnic Institute since
1985.  Previously, Director of
Investment Planning, and
Assistant Vice President for
Finance and Treasurer of
Columbia University (1976-1985).  Trustee of the William
Penn Interest Income Fund and
the Scottish Widows
International Fund.
1987
614


Emmett M.
Murphy, CFA*
Trustee
Age 44.  Partner, Luther King
Capital Management Corp. Since
1981.  Previously, Investment
Consultant, Rodgers, Casey &
Barksdale (1979-1981).
Trustee of the William Penn
Interest Income Fund and the
Scottish Widows International
Fund.
1993
1717


John D.
Tenhula, PhD.
Trustee
Age 45.  President and Chief
Executive Officer of the Balch
Institute since 1991.
Previously, Legal Officer,
United Nations High
Commissioner for Refugees.
Adjunct Professor, School of
International Affairs,
Columbia University since
1979.  Trustee of the William
Penn Interest Income Fund.
1992
219


Ferdinand Thun
Trustee
Age 62.  Former Director of
Planned Giving for Lehigh
University since 1974.
Managing Partner of Thun
Partnership since 1986.
Trustee of the William Penn
Interest Income Fund.
1989
4836



*Employee of Penn Square Management Corporation

Except for Mr. Jordan and Mr. Murphy, the remaining Trustees currently serving on the Board of Trustees are "disinterested trustees" within the meaning of the Investment Company Act of 1940. If elected, these same individuals will be considered disinterested Trustees for the ensuing year.

The Fund's Board of Trustees held four meetings during the fiscal year ended December 31, 1995. Each of the Trustees attended at least 75% of the aggregate number of the meetings, for which he was eligible, held in the fiscal year. The Fund has an Audit Committee currently consisting of the following disinterested Trustees: Messrs. Arning and Thun and Ms. Harrity. The Audit Committee met on May 15, 1995 and February 6, 1996. The Board of Trustees has not appointed a Nominating Committee or a Compensation Committee.

Trustee Compensation
                                   1996 Compensation

                              Penn Square         William Penn
Name                          Mutual Fund         Fund Family*

Jame E. Jordan                $   -0-             $   -0-
Lee D. Arning                    4,000               12,000
Gail M. Harrity                  4,000               12,000
Paul J. Lawler                   4,000               12,000
Emmett M. Murphy                   -0-                -0-
John D. Tenhula                  4,000                8,000
Ferdinand Thun                   4,000                8,000


*The William Penn family of funds consists of the following:
Scottish Widows International Fund, Penn Square Mutual Fund, and the William Penn Interest Income Fund.

Proposal "B"--Approval or Disapproval of the Renewal of the Investment Advisory Contract
Penn Square Management Corporation, 2650 Westview Drive, Wyomissing, PA acts as Investment Advisor to the Fund under a contract approved by shareholders on May 16, 1995. The contract is effective until May 31, 1996 and must be renewed annually by a vote of the disinterested Trustees and a majority of the shareholders. The Investment Advisory Contract will automatically terminate upon assignment or upon sixty days written notice by either party.

The Trustees recommend a vote in favor of approving the renewal of the Investment Advisory Contract with Penn Square Management Corporation. The disinterested Trustees unanimously renewed this contract at a meeting held for this purpose on February 13, 1996. It is intended that Proxies not limited to the contrary will be voted in favor of such renewal. Approval of the renewal of this Contract will require an affirmative vote of 67% or more of the outstanding shares present at such Annual Meeting of Special Meeting of the holders of more than 50% of the outstanding shares, whichever is the less. The Investment Advisory Contract, if renewed, will be in effect from June 1, 1996 and will remain in effect until May 31, 1997.

Under terms of the contract, the Investment Advisor will furnish to the Fund investment advice, office space and facilities, including, without being limited to, telephone, telegraphic, mailing, and other facilities, as the Trustees shall request in connection with the operations of the Fund, provided, that the parties hereto agree that other investment companies advised may share the same facilities. The Advisor agrees to supply and pay for such services as are deemed by the Trustees to be necessary or desirable and proper for the continuous operation of the Fund. The Advisor shall not, however, be required to pay for (i) the services of independent Trustees who are not officers or employees of the Advisor or affiliated with legal counsel to the Fund; (ii) the commissions or fees of the custodian, distributor, registrar, transfer agent and dividend disbursing agent, independent accountants, and legal counsel; (iii) any expenses in connection with the Fund's administrative activities performed by the Advisor under this Agreement which are not directly connected with, or required by virtue of, the act of selling the Fund's shares, including without limitation the printing and mailing costs of Fund share certificates, reports, proxy materials, and notices to Fund shareholders, taxes, commissions, and other expenses in connection with the purchase and sale of Fund investments; or (iv) costs of implementing and operating any Distribution Plan adopted pursuant to Rule 12b-1 under the 1940 Act; provided, however, that the Advisor shall reimburse the Fund for any expenses, exluding taxes and brokerage commissions, that exceed the maximum expense limitation imposed by the applicable law of any jurisdiction where the Fund's shares are offered for sale.

The Fund will pay to the Investment Advisor as compensation for the services it provides under the Investment Advisory Contract, a fee per annum computed at the following rates: .65% on the first $250,000,000 of the average net asset value of the Fund; .60% on the next $250,000,000 of the average net asset value; and .55% thereafter. The fee shall be paid in monthly installments on the last business day of each month, and the amount of each such installment shall be computed and accured on the basis of the net asset value of the Fund at the end of each business day during each calendar month. In 1995, Penn Square Management Corporation received $1,760,748 for the services it provided as the Fund's Investment Advisor.

Penn Square Management Corporation also acts as Transfer Agent and Dividend Disbursing Agent for the Fund. For the services it provides as Transfer Agent and Dividend Disbursing Agent, the Corporation is reimbursed only for the actual costs incurred in providing such services. In 1995, the Transfer and Dividend Disbursing Agent fee amounted to $318,990. The Corporation has provided Transfer Agent and Dividend Disbursing Agent services at cost or below cost and will continue to do so in the future.

Prosposal C - Approval or Disapproval of the Renewal of the
Distribution Contract
The Trustees recommend a vote in favor of approving the renewal of the Distribution Contract with Penn Square Management Corporation. The disinterested Trustees approved the renewal of this contract at a meeting held for this purpose on February 13, 1996.

The Distribution Contract between Penn Square Mutual Fund and Penn Square Management Corporation (the "Distributor) was originally approved by shareholders at a Special Meeting of Shareholders on October 14, 1986, and was approved for renewal at last year's
Annual Meeting. The Distribution Contract will continue from year to year so long as such continuance is specifically approved by a majority of the disinterested Trustees at a Special Meeting called for that purpose, and also approved by the requisite vote at the Annual Meeting of Shareholders of Penn Square Mutual Fund. Under the Distribution Contract, the Distributor will provide sales and selling services for the distribution of shares of the Fund. With respect to some sales of the Fund's shares, the Distributor does receive some or all of the sales charge paid by the purchasers of the Fund's shares. The aggregate net amount of sales charges and underwriting fees received by the Distributor from Penn Square Mutual Fund in 1995 was $46,000.

The Distribution Contract with Penn Square Management Corporation will automatically terminate upon assignment or upon sixty days written notice by either party. Approval of the renewal of this contract will require an affirmative vote of 67% or more of the outstanding shares present at the Annual Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy; or of more than 50% of the outstanding shares, whichever is less. The Distribution Contract, if renewed, will be in effect from June 1, 1996 until May
31, 1997.

Prosposal D - Ratification of the Selection of Auditors
The disinterested Trustees, in accordance with the recommendation of the Audit Committee, have selected the firm of Ernst & Young as independent certified public accountants to certify financial state-ments of the Fund to be filed with the Securities and Exchange Commission for the year 1996. Representatives from Ernst & Young will attend the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. These representatives will be available to respond to any appropriate questions.

Approval of the selection of Ernst & Young requires the affirmative vote of more than 50% of the outstanding shares.

Manner of Voting Proxies
All properly executed proxies received by management will be voted on all matters presented at the Meeting in accordance with the instructions marked thereon. Proxies not marked to the contrary will be voted FOR the named nominees (if still available for election) as Trustees, and FOR Proposals "B", "C", and "D".

The management knows of no other matters to be brought before the Meeting. If however, because of death or other unexpected occurrence between now and the Annual Meeting on May 21, any of the nominees are unavailable for election as Trustees, the vacancy may be filled in the discretion of the shareholders represented at the Annual Meeting. On this matter or any other matter which properly comes before the Meeting, proxies not marked to the contrary will be voted in accordance with the judgment of the persons named as Proxies on the enclosed proxy card.

Proxy Statement Proposals
Shareholder proposals are regulated as to subject and form by Rule 14a-8 under Section 14(a) of the Securities Exchange Act of 1934 and by the laws of the Commonwealth of Pennsylvania. Shareholders must notify Penn Square Mutual Fund in writing of their intention to appear personally or by proxy at the Annual Meeting to present a proposal for action. In order for such a proposal to be included in the Proxy Statement for the 1997 Annual Meeting of Shareholders, it must be received by the Fund at its office before January 14, 1997.

Investment Advisor
Penn Square Management Corporation, 2650 Westview Drive, Wyomissing, Pennsylvania, is a Pennsylvania corporation authorized by its charter to engage in the activities of an investment advisor and broker-dealer. It is registered with the Securities and Exchange Commission under the Investment Advisor's Act of 1940 as an invest-ment advisor and is also registered as a broker-dealer. Currently, the Advisor's function as a broker-dealer is limited to being sole distributor for the William Penn Family of Funds.

The Advisor is a wholly owned subsidiary of The William Penn Company
(WPC), 9 West 57th Street, New York, New York 10019. The share-holders of WPC are John W. Jordan II, David W. Zalaznick, James E. Jordan, Jonathan F. Boucher, John R. Lowden, Paul Rodzevik, and Leucadia National Corporation, a New York corporation (a financial services company listed on the New York Stock Exchange). The officers and directors of the Advisor are James E. Jordan, President and Director; Dennis J. Westley, Senior Vice President, Finance and Administration; Kevin J. Mailey, Senior Vice President for Sales and Marketing; Sandra J. Houck, Secretary; John W. Jordan II, Director and David W. Zalaznick, Director. Mr. James Jordan is Chairman of the Fund and the Investment Committee of the Fund. The Investment Committee of the Fund selects investments for purchase or sale on recommendations of the Advisor.

Brokerage on Portfolio Transactions
The purchase and sale of securities and all trading activities are conducted by or are under control of the Investment Committee of the Fund. In purchasing and selling portfolio securities, the Fund's primary consideration is to obtain the best possible price and the most efficient possible execution. Subject to this objective, brokerage business is generally allocated to brokerage houses that provide services in executing trades and furnish market quotations and data to the Fund. The amount allocated to any particular broker will not necessarily reflect the actual or proportionate value of services rendered to the Fund. No formula is used in the allocation of portfolio transactions. Commissions are negotiated on all securities transactions. Said negotiations are based on the value of the brokerage service provided on a particular transaction, which could allow for a higher commission to be paid by the executing broker than would possibly have been charged by another broker/dealer. If two or more broker/dealers are considered capable of obtaining the best execution, preference may be given to the broker/dealer who has sold Fund shares.

In 1995 the Fund purchased and sold securities with a total market value of $194 million, other than short-term investments. The total turnover rate in portfolio holdings for 1994 and 1994 was, respectively 38% and 28%, and the Fund paid brokerage commissions for such years in the amounts of $303,000 and $210,000. Unlisted portfolio securities are traded only through brokers or dealers who make "primary markets" in such securites. Neither the Investment Advisor nor any person affiliated with the Investment Advisor received any commissions, either directly or indirectly, in connection with the Fund's portfolio transactions during the year 1995. During 1995, the Advisor received research reports and services in exchange for approximately $89,000 of the total commissions paid in 1995.

Additional Information
The expense of the preparation, printing and mailing of this proxy statement and accompanying notice, and the enclosed form of proxy, will be borne by the Fund. The December 31, 1995 Annual Report of the Fund is available upon request.

To obtain the necessary quorum at the Annual Meeting, supplementary solicitation may be made by mail, telephone, telegraph or interview by the Trustees of the Fund. It is anticipated that the cost of such supplementary solicitations, if any, would be nominal.

Sandra J. Houck
Secretary

April 11, 1996





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